Exhibit 8.1

List of Grindrod Shipping Holdings Ltd. Subsidiaries(1)

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Comshipco Schiffahrtsagentur GmBH	Germany

Grindrod Shipping Pte. Ltd.	Singapore

Grindrod Shipping Services HK Limited	Hong Kong

Grindrod Shipping Services UK Limited	United Kingdom

Grindrod Shipping (South Africa) (Pty) Ltd	South Africa

IM Shipping Pte. Ltd.	Singapore

Island Bulk Carriers Pte. Ltd.	Singapore

IVS Bulk Pte. Ltd.	Singapore

IVS Bulk 475 Pte. Ltd.	Singapore

IVS Bulk 543 Pte. Ltd.	Singapore

IVS Bulk 545 Pte. Ltd.	Singapore

IVS Bulk 554 Pte. Ltd.	Singapore

IVS Bulk 725 LLC	Marshall Islands

IVS Bulk 784 LLC	Marshall Islands

IVS Bulk 1345 Pte. Ltd.	Singapore

IVS Bulk 3693 Pte. Ltd.	Singapore

IVS Bulk 3708 Pte. Ltd.	Singapore

IVS Bulk 3720 Pte. Ltd.	Singapore

IVS Bulk 5028 Pte. Ltd.	Singapore

IVS Bulk 5855 Pte. Ltd.	Singapore

IVS Bulk 5858 Pte. Ltd.	Singapore

IVS Bulk 7297 Pte. Ltd.	Singapore

IVS Bulk 10824 Pte. Ltd.	Singapore

Island View Ship Management Pte. Ltd.	Singapore

Tamar Ship Management Limited	Hong Kong

Castle Marine Services Ltd.	Hong Kong

Tamar Ship Management Pte. Ltd.	Singapore

Taylor Maritime Management Limited	Marshall Islands

Taylor Maritime Pte. Ltd.	Singapore

Taylor Maritime (HK) Limited	Hong Kong

Taylor Maritime (UK) Limited	United Kingdom

(1)	Excludes 16 dormant or otherwise inactive subsidiaries, which are incorporated in Singapore. Five subsidiaries which are incorporated in the British Virgin Islands are in the process of liquidation.